Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of JATT II Acquisition Corp (the “Company”) on Form 10-Q for the quarterly period ended March 31, 2026, as filed with the Securities and Exchange Commission (the “Report”), I, Someit Sidhu, Chairman, Director, and Chief Executive Officer , certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material rspects, the financial condition and results of operations of the Company.

Dated: May 29, 2026

/s/ Someit Sidhu
Someit Sidhu
Chairman, Director, and Chief Executive Officer
(Principal Executive Officer)